UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2006
Date of Report (Date of earliest event reported)

USI Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South
Briarcliff Manor, NY 10510
(Address of principal executive offices)

(914) 749-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 10, 2006, USI Holdings Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Credit Agreement dated as of March 24, 2006 by and among the Company, various lending institutions that are parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  The Amendment provides for increased flexibility to make acquisitions during the remainder of 2006.

On October 16, 2006 the Company entered into an incremental term loan commitment agreement and a delayed draw incremental term loan commitment agreement, each by and among the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A. as Incremental Term Loan Lender thereunder and Administrative Agent (the “Incremental Term Loan Commitment Agreements”). The Incremental Term Loan Commitment Agreements provide for an aggregate of $100 million of incremental term loan commitments under the Credit Agreement, $50 million of which was drawn on October 16, 2006 and $50 million of which may be drawn at any time on or before November 15, 2006 subject to certain customary terms and conditions therein and in the Credit Agreement. The Incremental Term Loans constitute additional Term Loans under the Credit Agreement and therefore (i) are guaranteed by all of the Company’s material domestic subsidiaries, (ii) are secured by the same assets and on an equal basis with the Company’s existing Term Loans, (iii) mature in March 2011 and (iv) are subject to all of the other terms and conditions as the Company’s existing term loans. Proceeds from the incremental term loans drawn on October 16, 2006 were used to repay outstanding amounts under the Company’s revolving credit facility and certain other debt and amounts drawn after October 16, 2006 will be used for general corporate purposes, which may include, without limitation, acquisitions.

A copy of the Amendment and each of the Incremental Term Loan Commitment Agreements are attached to this report as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference as though they were fully set forth herein. The descriptions above are a summary of the Amendment and the Incremental Term Loan Commitment Agreements and are qualified in their entirety by the complete text of the applicable documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1
First Amendment to Credit Agreement by and among the Company, various lending institutions who are parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of October 10, 2006.

10.2
Incremental Term Loan Commitment Agreement by and among the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as Incremental Term Loan Lender and Administrative Agent, dated as of October 16, 2006.

10.3
Incremental Term Loan Delayed Draw Commitment Agreement by and among the Company, the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as Incremental Term Loan Lender and Administrative Agent, dated as of October 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2006

USI HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II Title: Senior Vice President, General Counsel and Secretary